Exhibit 99.1

Boeing Reports First-Quarter Results

▪	Engaging global regulators and customers on safe return to service of the 737 MAX

▪	Revenue of $22.9 billion reflecting 149 commercial deliveries and higher defense and services volume

▪	GAAP EPS of $3.75 and core EPS (non-GAAP)* of $3.16

▪	Operating cash flow of $2.8 billion; paid $1.2 billion of dividends

▪	Total backlog of $487 billion, including more than 5,600 commercial airplanes

▪	Cash and marketable securities of $7.7 billion provide strong liquidity

▪	Previously issued 2019 guidance does not reflect 737 MAX impacts; new guidance to be issued at a future date

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2019	2018	Change

Revenues	$22,917	$23,382	(2)%

GAAP
Earnings From Operations	$2,350	$2,875	(18)%
Operating Margin	10.3%	12.3%	(2.0) Pts
Net Earnings	$2,149	$2,477	(13)%
Earnings Per Share	$3.75	$4.15	(10)%
Operating Cash Flow	$2,788	$3,136	(11)%
Non-GAAP*
Core Operating Earnings	$1,986	$2,510	(21)%
Core Operating Margin	8.7%	10.7%	(2.0) Pts
Core Earnings Per Share	$3.16	$3.64	(13)%
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
CHICAGO, April 24, 2019 – The Boeing Company [NYSE: BA] reported first-quarter revenue of $22.9 billion, GAAP earnings per share of $3.75 and core earnings per share (non-GAAP)* of $3.16, reflecting lower 737 deliveries partially offset by higher defense and services volume (Table 1). Boeing generated operating cash flow of $2.8 billion and paid $1.2 billion of dividends.
The previously issued 2019 financial guidance does not reflect 737 MAX impacts. Due to the uncertainty of the timing and conditions surrounding return to service of the 737 MAX fleet, new guidance will be issued at a future date. Boeing is making steady progress on the path to final certification for a software update for the 737 MAX, with over 135 test and production flights of the software update complete. The company continues to work closely with global regulators and our airline partners to comprehensively test the software and finalize a robust package of training and educational resources.
“Across the company, we are focused on safety, returning the 737 MAX to service, and earning and re-earning the trust and confidence of customers, regulators and the flying public,” said Boeing Chairman, President and Chief Executive Officer Dennis Muilenburg. "As we work through this challenging time for our customers, stakeholders and the company, our attention remains on driving excellence in quality and performance and running a healthy sustained growth business built on strong, long-term fundamentals.”

The quarter’s operating performance was highlighted by key defense wins, strong commercial widebody performance and orders, continued robust services growth, and receiving Embraer shareholder approval for the proposed strategic partnership.

Table 2. Cash Flow	First Quarter
(Millions)	2019	2018
Operating Cash Flow	$2,788	$3,136
Less Additions to Property, Plant & Equipment	($501)	($394)
Free Cash Flow*	$2,287	$2,742
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
Operating cash flow was $2.8 billion in the quarter, primarily reflecting lower 737 deliveries as well as timing of receipts and expenditures (Table 2). During the quarter, the company paid $1.2 billion in dividends, reflecting a 20 percent increase in dividends per share compared to the same period of the prior year. The company repurchased 6.1 million shares for $2.3 billion in the quarter, all of which occurred prior to mid-March.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 19	Q4 18
Cash	$6.8	$7.7
Marketable Securities[1]	$0.9	$0.9
Total	$7.7	$8.6
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$12.6	$11.3
Boeing Capital, including intercompany loans	$2.1	$2.5
Total Consolidated Debt	$14.7	$13.8
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."
Cash and investments in marketable securities totaled $7.7 billion, compared to $8.6 billion at the beginning of the quarter (Table 3). Debt was $14.7 billion, up from $13.8 billion at the beginning of the quarter primarily due to the issuance of new debt.
Total company backlog at quarter-end remained robust at $487 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2019	2018	Change

Commercial Airplanes Deliveries	149	184	(19%)

Revenues	$11,822	$12,945	(9%)
Earnings from Operations	$1,173	$1,412	(17%)
Operating Margin	9.9%	10.9%	(1.0) Pts
Commercial Airplanes first-quarter revenue was $11.8 billion reflecting lower 737 deliveries partially offset by favorable mix (Table 4). First-quarter operating margin was 9.9 percent reflecting lower 737 deliveries partially offset by a higher margin on the 787 program. The reported margin also reflects increased costs associated with the recent 737 production rate adjustment.
During the quarter, Commercial Airplanes delivered 149 airplanes and the production rate for the 787 increased to 14 airplanes per month. Commercial Airplanes captured several widebody orders during the quarter, including orders for 18 777X airplanes for British Airways parent company IAG, 20 787 airplanes for Lufthansa, and 10 787 airplanes for Bamboo Airways. The first 777X flight test airplane rolled out of the factory, and the program remains on track for flight testing this year and first delivery in 2020.
Commercial Airplanes backlog remains healthy with over 5,600 airplanes valued at $399 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2019	2018	Change

Revenues	$6,611	$6,481	2%
Earnings from Operations	$847	$757	12%
Operating Margin	12.8%	11.7%	1.1 Pts
Defense, Space & Security first-quarter revenue increased to $6.6 billion primarily driven by higher volume across satellites, weapons and surveillance aircraft partially offset by lower C-17 volume (Table 5). First-quarter operating margin increased to 12.8 percent reflecting a gain on sale of property partially offset by unfavorable mix.
During the quarter, Defense, Space & Security was awarded a multi-year contract for 78 F/A-18 Super Hornets for the U.S. Navy as well as contracts for 5 Extra Large Unmanned Undersea Vehicles for the U.S. Navy, 5 E-7 AEW&C aircraft for the U.K. Royal Air Force, and 19 P-8 Poseidon aircraft for the U.S. Navy, Royal Norwegian Navy and U.K. Royal Navy. Key milestones achieved during the quarter included completion of the first Ground-based Midcourse Defense test with two interceptors, successful environmental testing of the Commercial Crew spacecraft, and the first flight of the SB>1 DEFIANTTM helicopter. Defense, Space & Security also delivered the first 7 KC-46 Tankers to the U.S. Air Force.
Defense, Space & Security booked orders valued at $12 billion during the quarter and backlog grew to $67 billion, of which 31% percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	First Quarter
(Dollars in Millions)	2019	2018	Change

Revenues	$4,619	$3,950	17%
Earnings from Operations	$653	$647	1%
Operating Margin	14.1%	16.4%	(2.3) Pts
Global Services first-quarter revenue increased to $4.6 billion, primarily driven by higher volume across the portfolio including the acquisition of KLX (Table 6). First-quarter operating margin was 14.1 percent reflecting mix of products and services and less favorable performance.
During the quarter, Global Services was awarded contracts for Performance Based Logistics for V-22 for the U.S. Navy and P-8A training for the U.K. Royal Air Force. Global Services captured an order for 10 737-800 converted freighters for GECAS, secured an agreement to optimize crew operations for Royal Air Maroc, and expanded global distribution of hardware and chemical products to Joramco. In addition, Global Services completed the acquisition of ForeFlight, a leading provider of innovative mobile and web-based aviation applications.
Additional Financial Information

Table 7. Additional Financial Information	First Quarter
(Dollars in Millions)	2019	2018
Revenues
Boeing Capital	$66	$65
Unallocated items, eliminations and other	($201)	($59)
Earnings from Operations
Boeing Capital	$20	$20
FAS/CAS service cost adjustment	$364	$365
Other unallocated items and eliminations	($707)	($326)
Other income, net	$106	$66
Interest and debt expense	($123)	($102)
Effective tax rate	7.9%	12.8%
At quarter-end, Boeing Capital's net portfolio balance was $2.5 billion. Revenue in other unallocated items and eliminations decreased primarily due to the timing of eliminations for intercompany aircraft deliveries. The change in earnings from other unallocated items and eliminations is primarily due to a customer financing impairment, higher deferred compensation expense and increased enterprise research and development investment. The effective tax rate for the first quarter decreased from the same period in the prior year primarily due to a higher foreign-derived intangible income benefit and higher excess tax benefits related to share-based payments.
Outlook
The previously issued 2019 financial guidance does not reflect 737 MAX impacts. Due to the uncertainty of the timing and conditions surrounding return to service of the 737 MAX fleet, new guidance will be issued at a future date.

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the FAS pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings/per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 12.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the timing and conditions surrounding the return to service of the 737 MAX fleet; (2) general conditions in the economy and our industry, including those due to regulatory changes; (3) our reliance on our commercial airline customers; (4) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (5) changing budget and appropriation levels and acquisition priorities of the U.S. government; (6) our dependence on U.S. government contracts; (7) our reliance on fixed-price contracts; (8) our reliance on cost-type contracts; (9) uncertainties concerning contracts that include in-orbit incentive payments; (10) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (11) changes in accounting estimates; (12) changes in the competitive landscape in our markets; (13) our non-U.S. operations, including sales to non-U.S. customers; (14) threats to the security of our or our customers’ information; (15) potential adverse developments in new or pending litigation and/or government investigations; (16) customer and aircraft concentration in our customer financing portfolio; (17) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates; (18) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (19) the adequacy of our insurance coverage to cover significant risk exposures; (20) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (21) work stoppages or other labor disruptions; (22) substantial pension and other postretirement benefit obligations; and (23) potential environmental liabilities.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Maurita Sutedja or Keely Moos (312) 544-2140
Communications:	Caroline Hutcheson (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31
(Dollars in millions, except per share data)	2019	2018
Sales of products	$20,225	$20,820
Sales of services	2,692	2,562
Total revenues	22,917	23,382

Cost of products	(16,238)	(16,816)
Cost of services	(2,389)	(1,992)
Boeing Capital interest expense	(18)	(16)
Total costs and expenses	(18,645)	(18,824)
	4,272	4,558
Income from operating investments, net	20	74
General and administrative expense	(1,184)	(997)
Research and development expense, net	(866)	(764)
Gain on dispositions, net	108	4
Earnings from operations	2,350	2,875
Other income, net	106	66
Interest and debt expense	(123)	(102)
Earnings before income taxes	2,333	2,839
Income tax expense	(184)	(362)
Net earnings	$2,149	$2,477

Basic earnings per share	$3.79	$4.19

Diluted earnings per share	$3.75	$4.15

Weighted average diluted shares (millions)	572.4	597.2

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2019	December 31 2018
Assets
Cash and cash equivalents	$6,836	$7,637
Short-term and other investments	893	927
Accounts receivable, net	3,669	3,879
Unbilled receivables, net	10,208	10,025
Current portion of customer financing, net	340	460
Inventories	65,369	62,567
Other current assets	2,194	2,335
Total current assets	89,509	87,830
Customer financing, net	2,236	2,418
Property, plant and equipment, net of accumulated depreciation of $18,821 and $18,568	12,594	12,645
Goodwill	7,967	7,840
Acquired intangible assets, net	3,498	3,429
Deferred income taxes	281	284
Investments	1,183	1,087
Other assets, net of accumulated amortization of $544 and $503	2,941	1,826
Total assets	$120,209	$117,359
Liabilities and equity
Accounts payable	$14,693	$12,916
Accrued liabilities	13,007	14,808
Advances and progress billings	52,534	50,676
Short-term debt and current portion of long-term debt	3,381	3,190
Total current liabilities	83,615	81,590
Deferred income taxes	1,656	1,736
Accrued retiree health care	4,535	4,584
Accrued pension plan liability, net	15,077	15,323
Other long-term liabilities	3,731	3,059
Long-term debt	11,363	10,657
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	6,573	6,768
Treasury stock, at cost - 448,849,765 and 444,619,970 shares	(54,630)	(52,348)
Retained earnings	58,090	55,941
Accumulated other comprehensive loss	(14,969)	(15,083)
Total shareholders’ equity	125	339
Noncontrolling interests	107	71
Total equity	232	410
Total liabilities and equity	$120,209	$117,359

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2019	2018
Cash flows – operating activities:
Net earnings	$2,149	$2,477
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	47	45
Depreciation and amortization	521	501
Investment/asset impairment charges, net	34	20
Customer financing valuation adjustments	249	(1)
Gain on dispositions, net	(108)	(4)
Other charges and credits, net	74	60
Changes in assets and liabilities –
Accounts receivable	206	92
Unbilled receivables	(183)	(1,628)
Advances and progress billings	1,857	1,917
Inventories	(2,725)	283
Other current assets	164	(103)
Accounts payable	1,624	591
Accrued liabilities	(919)	(1,337)
Income taxes receivable, payable and deferred	116	348
Other long-term liabilities	(281)	(243)
Pension and other postretirement plans	(188)	(50)
Customer financing, net	152	44
Other	(1)	124
Net cash provided by operating activities	2,788	3,136
Cash flows – investing activities:
Property, plant and equipment additions	(501)	(394)
Property, plant and equipment reductions	110	27
Acquisitions, net of cash acquired	(276)
Contributions to investments	(457)	(249)
Proceeds from investments	366	752
Purchase of distribution rights		(20)
Other	(9)	3
Net cash (used)/provided by investing activities	(767)	119
Cash flows – financing activities:
New borrowings	5,237	2,687
Debt repayments	(4,374)	(1,371)
Contributions from noncontrolling interests	7	20
Stock options exercised	42	51
Employee taxes on certain share-based payment arrangements	(233)	(226)
Common shares repurchased	(2,341)	(3,000)
Dividends paid	(1,161)	(1,006)
Net cash used by financing activities	(2,823)	(2,845)
Effect of exchange rate changes on cash and cash equivalents, including restricted	1	8
Net (decrease) / increase in cash & cash equivalents, including restricted	(801)	418
Cash & cash equivalents, including restricted, at beginning of year	7,813	8,887
Cash & cash equivalents, including restricted, at end of period	7,012	9,305
Less restricted cash & cash equivalents, included in Investments	176	70
Cash and cash equivalents at end of period	$6,836	$9,235

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)
Effective at the beginning of 2019, all revenues and costs associated with military derivative aircraft production are reported in the Defense, Space & Security segment. Revenues and costs associated with military derivative aircraft production were previously reported in the Commercial Airplanes and Defense, Space & Security segments. Business segment data for 2018 reflects the realignment for military derivative aircraft as well as the realignment of certain programs from Defense, Space & Security to Global Services.

	Three months ended March 31
(Dollars in millions)	2019	2018
Revenues:
Commercial Airplanes	$11,822	$12,945
Defense, Space & Security	6,611	6,481
Global Services	4,619	3,950
Boeing Capital	66	65
Unallocated items, eliminations and other	(201)	(59)
Total revenues	$22,917	$23,382
Earnings from operations:
Commercial Airplanes	$1,173	$1,412
Defense, Space & Security	847	757
Global Services	653	647
Boeing Capital	20	20
Segment operating profit	2,693	2,836
Unallocated items, eliminations and other	(707)	(326)
FAS/CAS service cost adjustment	364	365
Earnings from operations	2,350	2,875
Other income, net	106	66
Interest and debt expense	(123)	(102)
Earnings before income taxes	2,333	2,839
Income tax expense	(184)	(362)
Net earnings	$2,149	$2,477

Research and development expense, net:
Commercial Airplanes	$564	$549
Defense, Space & Security	188	183
Global Services	40	34
Other	74	(2)
Total research and development expense, net	$866	$764

Unallocated items, eliminations and other:
Share-based plans	($14)	($18)
Deferred compensation	(102)	(29)
Amortization of previously capitalized interest	(24)	(25)
Customer financing impairment	(250)
Research and development expense, net	(74)	2
Eliminations and other unallocated items	(243)	(256)
Sub-total (included in core operating earnings)	(707)	(326)
Pension FAS/CAS service cost adjustment	274	283
Postretirement FAS/CAS service cost adjustment	90	82
FAS/CAS service cost adjustment	364	365
Total	($343)	$39

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2019		2018
737	89		132
747	2		2
767	12		4
777	10	(1)	12
787	36		34
Total	149		184
Note: Aircraft accounted for as revenues by BCA and as operating leases in consolidation identified by parentheses

Defense, Space & Security
AH-64 Apache (New)	6		—
AH-64 Apache (Remanufactured)	22		6
CH-47 Chinook (New)	7		4
CH-47 Chinook (Renewed)	4		4
F-15 Models	4		2
F/A-18 Models	7		5
KC-46 Tanker	7		—
P-8 Models	3		4
Commercial and Civil Satellites	—		—
Military Satellites	—		—

Total backlog (Dollars in millions)	March 31 2019	December 31 2018
Commercial Airplanes	$399,371	$408,140
Defense, Space & Security	66,790	61,277
Global Services	20,688	21,064
Total backlog	$486,849	$490,481

Contractual backlog	$458,998	$462,070
Unobligated backlog	27,851	28,411
Total backlog	$486,849	$490,481

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Quarter 2019		First Quarter 2018
	$ millions	Per Share	$ millions	Per Share
Revenues	22,917		23,382
Earnings from operations (GAAP)	2,350		2,875
Operating margin (GAAP)	10.3%		12.3%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(274)		(283)
Postretirement FAS/CAS service cost adjustment	(90)		(82)
FAS/CAS service cost adjustment	(364)		(365)
Core operating earnings (non-GAAP)	$1,986		$2,510
Core operating margin (non-GAAP)	8.7%		10.7%

Diluted earnings per share (GAAP)		$3.75		$4.15
Pension FAS/CAS service cost adjustment	($274)	(0.48)	($283)	(0.47)
Postretirement FAS/CAS service cost adjustment	(90)	(0.16)	(82)	(0.14)
Non-operating pension expense	(93)	(0.16)	(42)	(0.07)
Non-operating postretirement expense	27	0.05	24	0.04
Provision for deferred income taxes on adjustments [1]	90	0.16	80	0.13
Subtotal of adjustments	($340)	($0.59)	($303)	($0.51)
Core earnings per share (non-GAAP)		$3.16		$3.64

Weighted average diluted shares (in millions)		572.4		597.2
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.